UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2006

TELOS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	1-8443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Telos Corporation (the “Company”) announced that on October 31, 2006 it elected the following new independent directors to its board of directors: Messrs. Bernard C. Bailey and William M. Dvoranchik. Mr. Bailey is the former president and CEO of Viisage Technology, Inc., and Mr. Dvoranchik is the retired president and CEO of the federal government unit of Electronic Data Systems Corporation. A copy of the press release announcing the elections of Messrs. Bailey and Dvoranchik to the board of directors is filed as Exhibit 99.1 hereto and incorporated by reference herein.

In addition, the Company increased the number of its directors from nine to eleven members.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Document
99.1	Press Release dated November 1, 2006 for the election of Messrs. Bailey and Dvoranchik to the board of directors

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 2, 2006

TELOS CORPORATION

By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer